UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018

______________________

WestRock Company

(Exact name of registrant as specified in charter)

______________________

Delaware	001-37484	47-3335141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Abernathy Road, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

(770) 448-2193

(Registrant’s telephone number, including area code)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On March 7, 2018, WestRock Company, a Delaware corporation (the “Company”), entered into a credit agreement (the “Credit Agreement”) among Whiskey Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Holdco”), as borrower, the Company and certain subsidiaries of the Company from time to time party thereto, as guarantors, the lenders from time to time party thereto and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent. The Credit Agreement provides for a 364-day senior unsecured term loan in an aggregate principal amount of up to $300,000,000 (the “364-Day Term Loan Facility”), a three-year senior unsecured term loan in an aggregate principal amount of up to $1,750,000,000 (the “Three-Year Term Loan Facility”) and a five-year senior unsecured term loan in an aggregate principal amount of up to $1,750,000,000 (the “Five-Year Term Loan Facility” and, together with the 364-Day Term Loan Facility and the Three-Year Term Loan Facility, the “Credit Facilities”). The Credit Facilities may each be drawn in a single borrowing on a delayed draw basis on or prior to the earlier of (i) the “End Date”, as defined in the Agreement and Plan of Merger, dated as of January 28, 2018 (the “Merger Agreement”), among the Company, Holdco, certain subsidiaries of the Company and KapStone Paper and Packaging Corporation, a Delaware corporation (“KapStone”), which is currently expected to be October 29, 2018, and (ii) April 29, 2019 (the first of such dates to occur, the “Delayed Draw Termination Date”). The proceeds of the Credit Facilities will be used solely to pay the consideration for the transactions contemplated by the Merger Agreement (the “Transactions”), to repay certain existing indebtedness of KapStone in connection with the Transactions, to pay fees and expenses incurred in connection with the Transactions and, to the extent of any proceeds remaining, to provide for working capital and general corporate purposes of the Company and its subsidiaries. The Credit Facilities are unsecured and, as of March 7, 2018, are guaranteed by the Company, WestRock RKT Company, a Georgia corporation and wholly owned subsidiary of the Company, and WestRock MWV, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company. Prior to drawing on the Credit Facilities, the Company may elect to designate any of such initial guarantors to be the borrower in lieu of Holdco.

At the borrower’s option, loans issued under the Credit Facilities will bear interest at either LIBOR or an alternate base rate, in each case plus an applicable interest rate margin. The interest rate will fluctuate between LIBOR plus 1.125% per annum and LIBOR plus 2.000% per annum (or between the alternate base rate plus 0.125% per annum and the alternate base rate plus 1.000% per annum), based on Holdco’s corporate credit ratings or the Leverage Ratio (as defined in the Credit Agreement) (whichever yields a lower applicable interest rate margin) at such time. In addition, the borrower will be required to pay fees that will fluctuate between 0.125% per annum to 0.300% per annum on the unused amount of the Credit Facilities, based on the Company’s corporate credit ratings or the Leverage Ratio (whichever yields a lower fee), accruing from June 5, 2018 until the earlier of the funding of loans under the Credit Facilities and the Delayed Draw Termination Date. Loans under the Credit Facilities may be prepaid at any time without premium.

The Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including: financial covenants (including maintenance of a maximum consolidated debt to capitalization ratio and a minimum consolidated interest coverage ratio) and limitations on liens, additional subsidiary indebtedness and asset sales and mergers. The Credit Agreement also contains usual and customary events of default, including: non-payment of principal, interest, fees and other amounts; material breach of a representation or warranty; default on other material debt; bankruptcy or insolvency; incurrence of certain material ERISA liabilities; material judgments; impairment of loan documentation; change of control; and material breach of obligations under securitization programs.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendments to Existing Credit Agreements

On March 7, 2018, the Company and certain of its subsidiaries entered into (i) the third amendment (“Amendment No. 3”) to the credit agreement, dated July 1, 2015 (the “2015 Credit Agreement”), with Wells Fargo, as administrative agent and multicurrency agent, and the lenders under the 2015 Credit Agreement, (ii) the first amendment (“Amendment No. 1”) to the credit agreement, dated October 31, 2017 (the “2017 Credit Agreement”), with Wells Fargo, as administrative agent, and the lenders under the 2017 Credit Agreement and (iii) the second amendment (“Amendment No. 2” and, together with Amendment No. 3 and Amendment No. 1, the “Amendments”) to the credit agreement, dated July 1, 2015 (the “Farm Loan Credit Agreement” and, together with the 2015 Credit Agreement and the 2017 Credit Agreement, the “Existing Credit Agreements”), with CoBank, ACB, as administrative agent, and the lenders under the Farm Loan Credit Agreement. The Amendments, among other things, modify each of the Existing Credit Agreements to permit the consummation of the Transactions. Except as changed by the Amendments, all of the terms and conditions of the Existing Credit Agreements remain in full force and effect.

The foregoing summary of the Amendments does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendments, copies of which are filed as Exhibit 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Credit Agreement is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Credit Agreement, dated as of March 7, 2018, among Whiskey Holdco, Inc., as borrower, WestRock Company and its subsidiaries from time to time party thereto, as guarantors, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent.
10.2	Amendment No. 3 to the Credit Agreement, dated as of March 7, 2018, among WestRock Company, WestRock Company of Canada Holdings Corp./Compagnie de Holdings WestRock du Canada Corp., WestRock RKT Company, WestRock MWV, LLC, Wells Fargo Bank, National Association, and the lenders party thereto.
10.3	Amendment No. 1 to the Credit Agreement, dated as of March 7, 2018, among WestRock Company, WestRock RKT Company, WestRock MWV, LLC, Wells Fargo Bank, National Association, and the lenders party thereto.
10.4	Amendment No. 2 to the Credit Agreement, dated as of March 7, 2018, among WestRock Company, WestRock CP, LLC, WestRock Converting Company, WestRock Virginia Corporation, WestRock RKT Company, WestRock MWV, LLC, CoBank ACB and the voting participants party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WestRock Company
By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice President, General Counsel and Secretary

Date: March 9, 2018